
<ARTICLE> 7

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-START>                             JAN-01-1996
<PERIOD-END>                               SEP-30-1996
<DEBT-HELD-FOR-SALE>                     2,523,003,748
<DEBT-CARRYING-VALUE>                                0
<DEBT-MARKET-VALUE>                                  0
<EQUITIES>                               3,452,644,298
<MORTGAGE>                                   6,702,089
<REAL-ESTATE>                               15,602,197
<TOTAL-INVEST>                           6,025,513,679<F1>
<CASH>                                      55,370,552
<RECOVER-REINSURE>                           2,903,793
<DEFERRED-ACQUISITION>                     124,890,279
<TOTAL-ASSETS>                           6,652,223,995
<POLICY-LOSSES>                          2,235,829,815<F2>
<UNEARNED-PREMIUMS>                        422,309,955
<POLICY-OTHER>                              47,758,987<F2>
<POLICY-HOLDER-FUNDS>                        9,971,055
<NOTES-PAYABLE>                            332,775,191<F3>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                   105,674,010<F4>
<OTHER-SE>                               2,814,106,600<F4>
<TOTAL-LIABILITY-AND-EQUITY>             6,652,223,995
<PREMIUMS>                               1,057,828,812
<INVESTMENT-INCOME>                        242,451,646
<INVESTMENT-GAINS>                          40,939,681
<OTHER-INCOME>                               8,301,379
<BENEFITS>                                 825,923,896
<UNDERWRITING-AMORTIZATION>                213,081,939<F5>
<UNDERWRITING-OTHER>                       108,386,346<F5>
<INCOME-PRETAX>                            202,129,337
<INCOME-TAX>                                41,336,194
<INCOME-CONTINUING>                        160,793,143
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                               160,793,143
<EPS-PRIMARY>                                     2.82
<EPS-DILUTED>                                     2.82
<RESERVE-OPEN>                           1,580,742,006<F6>
<PROVISION-CURRENT>                                  0
<PROVISION-PRIOR>                                    0
<PAYMENTS-CURRENT>                                   0
<PAYMENTS-PRIOR>                                     0
<RESERVE-CLOSE>                          1,691,105,328<F7>
<CUMULATIVE-DEFICIENCY>                              0

<F1>--Equals the sum of Fixed Maturities, Equity Securities and other Invested
Assets
<F2>--Equals the sum of Life Policy Reserves and Losses and Loss Expenses less the
Life Company liability for Supplementary Contracts without Life Contingencies of $3,223,459 which is classified as Other Policyholder Funds
<F3>--Equals the sum of Notes Payable and the 5-1/2% Convertible Senior Debenture
<F4>--Equals the Total Shareholders Equity
<F5>--Equals the Sum of Commissions, Other Operating Expenses, Taxes licenses and
Fees, Increase in deferred acquisitions costs, Interest expense and other expenses
<F6>--Equals the net reserve for unpaid claims for the property casualty subsidiaries less loss checks payable as of December 31, 1995
<F7>--Equals the net reserve for unpaid claims for the property casualty subsidiaries less loss checks payable as of September 30, 1996

